EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-217053 on Form S-8 of our report dated June 28, 2019, relating to the financial statements and financial statement schedules of the DXC Technology Matched Asset Plan, appearing in this Annual Report on Form 11-K of the DXC Technology Matched Asset Plan for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
June 28, 2019